SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  OCTOBER 31, 2005
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                             ML MEDIA PARTNERS, L.P.
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              (Exact Name of Registrant as Specified in Charter)

DELAWARE                               0-14871                13-3321085
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(State or Other Jurisdiction    (Commission File Number)      (IRS
of Incorporation)                                             Employer
                                                              Identification No)


                           Four World Financial Center
                            NEW YORK, NEW YORK 10080
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               (Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code: 800-288-3694
                                                    ------------
                                 NOT APPLICABLE
                                 --------------
        (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.01.  Completion of Acquisition or Disposition of Assets
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      On October 31, 2005, ML Media Partners, L.P. (the "Partnership") and
Century Communications Corporation ("Century") consummated the sale of their interests (the "Interests") in Century/ML Cable Venture (the "Joint Venture") to San Juan Cable LLC (the "Buyer"), a newly-formed Puerto Rico limited liability company owned by MidOcean Partners, L.P., Crestview Partners and other investors, pursuant to an Interest Acquisition Agreement (the "Agreement") among the Partnership, Century, the Joint Venture, Century-ML Cable Corp. ("C-ML Cable Corp.") and the Buyer. The Partnership and Century each owned 50% of the Joint Venture and C-ML Cable Corp. was a wholly-owned subsidiary of the Joint Venture. The Joint Venture, directly or through C-ML Cable Corp., owned and operated two cable television systems in Puerto Rico (the "Systems").

      The base purchase price for the Interests was $520,000,000, subject to increase by the amount of the Working Capital (as defined in the Agreement) of the Joint Venture and C-ML Cable Corp. as of the closing date. The estimated Working Capital as of the Closing Date was approximately $82,700,000 and the final Working Capital will be determined within approximately 180 days after the closing. Certain liabilities of the Joint Venture and C-ML Cable Corp. were excluded from the sale, including a substantial inter-company payable to Century, the amount of which is the subject of a dispute between ML Media and Century. The purchase price was reduced by the approximately $1,000,000 that the Joint Venture had not yet spent to complete the rebuild of the Systems. The base purchase price is subject to adjustments if certain minimum subscriber and operating cash flow targets are not met; the pre-closing estimate indicated no such adjustments, but the actual adjustments, if any, will be determined within approximately 180 days after the closing.

      At the closing, $25,000,000 of the purchase price was deposited into an Indemnity Escrow Account to indemnify the Buyer against any misrepresentation or breach of warranty, covenant or agreement by the Joint Venture and C-ML Cable Corp. in the Agreement, and $13,500,000 of the purchase price was deferred and will be subject to offset to the extent of any additional tax liabilities of the Joint Venture or C-ML Cable Corp. through the closing date.

      From the net proceeds of the sale of the Interests, approximately $35,600,000 is being held in a Plan Funding Reserve, required pursuant to the Plan of Reorganization of the Joint Venture, to satisfy known and contingent liabilities of the Joint Venture excluded from the sale (other than the inter-company payable to Century referred to above). All of the net proceeds of the sale of the Interests will be held in escrow pending the resolution of the litigations referred to below, and can be released only upon order of the Bankruptcy Court in the Chapter 11 bankruptcy of the Joint Venture.

      The actual amount available for distribution to the partners of the Partnership from the sale of the Interests will depend on resolution of the various contingencies described above and the result of the litigations referred to below.

      The Plan of Reorganization of the Joint Venture became effective upon consummation of the sale of the Interests.

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      The litigations between the Partnership and Century, Adelphia
Communications Corp. and Highland Holdings relating to the breach of the Leveraged Recapitalization Agreement dated December 13, 2001 and the proofs of claim filed by the Joint Venture and the Partnership against Adelphia in its Chapter 11 proceeding (as described in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2004 and the Partnership's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005) will continue.

      A copy of the Agreement was filed with the Partnership's Current Report on Form 8-K dated June 20, 2005.

ITEM 9.01.  Financial Statements and Exhibits
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      (b) Pro Forma Financial Information. Pro forma financial statements required pursuant to Article 11 of Regulation S-X are not being filed at this time.

      (d)   Exhibits.

            99.1 Press release issued by the Partnership on November 4, 2005.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ML MEDIA PARTNERS, L.P.

                                              By: Media Management Partners

                                              By:  RP Media Management

                                              By:  IMP Media Management, Inc.

Dated:  November 4, 2005                      By   /S/ ELIZABETH MCNEY YATES
                                                   --------------------------
                                                   Elizabeth McNey Yates